Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On September 2, 2016, Amplify Snack Brands, Inc. (the “Company” or “Amplify”) completed its previously announced acquisition of Crisps Topco Limited (“Tyrrells”), a company incorporated under the laws of England and Wales, which owns the Tyrrells international portfolio of premium snack brands, through Thunderball Bidco Limited (the “Purchaser”), a direct, wholly-owned subsidiary of the Company (the “Transaction”). The Transaction was completed pursuant to a Share Purchase Agreement (the “Purchase Agreement”) with SkinnyPop Popcorn LLC, a direct wholly-owned subsidiary of the Company (the “Purchaser Guarantor”), Crisps Holdings Limited, a company incorporated under the laws of the Cayman Islands (the “Institutional Seller”) and individual selling equityholders (the “Management Sellers”).

In connection with the Transaction, the Company entered into a Credit Agreement on September 2, 2016 (the “New Credit Facility”), which provided for term loans in the aggregate principal amount of $600 million and a $50 million revolving credit facility. The Company borrowed from the term loans in full to finance the Transaction and pay down all outstanding indebtedness under its old credit facility (collectively referred to as the “Refinancing”).

The following unaudited pro forma condensed combined statements of operations for the year ended December 31, 2015 and nine months ended September 30, 2016 combine the historical results of operations of Amplify and Tyrrells, giving effect to the Transaction and Refinancing as if they occurred on January 1, 2015. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2015, utilizes the consolidated historical results of Amplify for the year ended December 31, 2015 and the consolidated historical results of Tyrrells for the fiscal year ended April 1, 2016. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2016, utilizes the consolidated historical results of Amplify for the nine months ended September 30, 2016 and the consolidated historical results of Tyrrells from December 25, 2015 to September 1, 2016 (the day prior to acquisition date).

The pro forma adjustments do not reflect any operating efficiencies or inefficiencies which may result from the Transaction. Therefore, the unaudited pro forma condensed combined financial information is not necessarily indicative of results that would have been achieved had the business been combined during the periods presented and should not be taken as representative of future consolidated operating results. In addition, the preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of revenues and expenses during the reporting periods. These estimates and assumptions are preliminary and have been made solely for purposes of developing this pro forma information. Actual results could differ, perhaps materially, from these estimates and assumptions.

Amplify Snack Brands, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2015 (1)

(Amounts in thousands, except share and per share data)

	(A)		Tyrrells	(B)	(C)		(A) + (B) + (C)
	Historical Amplify	Historical IFRS (in GBP)	Accounting Policies and Reclassifications (in GBP) (Note 2)	Historical US GAAP (in USD) (2)	Pro Forma Adjustments (Note 3)		New Amplify Pro Forma Condensed Combined
Net sales	$183,915	£77,843	£—	$117,431	$—		$301,346
Cost of goods sold	80,972	54,147	—	81,684	691	(a)	163,347

Gross profit	102,943	23,696	—	35,747	(691)		137,999
Operating expenses:
Sales and marketing	18,527	—	5,826	8,789	—		27,316
General and administrative	46,261	14,463	(5,826)	13,029	6,515	(b)(c)(e)	65,805
Loss on change in fair value of contingent consideration	1,521	—	—	—	—		1,521

Total operating expenses	66,309	14,463	—	21,818	6,515		94,642

Operating income	36,634	9,233	—	13,929	(7,206)		43,357
Interest expense	12,428	—	13,537	20,421	10,343	(f)	43,192
Loss on extinguishment of debt	—	—	2,229	3,363	(3,363	)(f)	—
Other income	—	—	(3,366)	(5,078)	—		(5,078)
Financial income	—	(3,366)	3,366	—	—		—
Financial expenses	—	15,766	(15,766)	—	—		—

Income (loss) before income taxes	24,206	(3,167)	—	(4,777)	(14,186)		5,243
Income tax expense (benefit)	14,321	706	—	1,065	(2,979	)(g)	12,407

Net income (loss)	$9,885	£(3,873)	£—	$(5,842)	$(11,207)		$(7,164)

Earnings per share:
Basic and diluted	$0.13						$(0.09)

Weighted average common shares outstanding:
Basic and diluted (3)	74,747,605				2,083,689	(h)	76,831,294

(1)	The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2015 includes the historical results of Tyrrells’ fiscal year ended April 1, 2016. We did not recast Tyrrells’ (acquiree) fiscal year-end because it differs by 93 days or less than the Company’s (acquirer) fiscal year-end.
(2)	Tyrells’ statement of operations for the fiscal year ended April 1, 2016, converted from British pound sterling to U.S. dollars using an average exchange rate for the period presented of $1.50856 per pound.
(3)	1,186,000 restricted stock unit (RSU) awards granted to certain Tyrrells’ employees in connection with the Transaction have been excluded from the denominator because their inclusion would have an antidilutive effect on earnings per share due to the loss position for the period presented.

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information

Amplify Snack Brands, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Nine Months Ended September 30, 2016 (1)

(Amounts in thousands, except share and per share data)

	(A)		Tyrrells	(B)	(C)		(A) + (B) + (C)
	Historical Amplify	Historical IFRS (in GBP)	Accounting Policies and Reclassifications (Note 2)	Historical US GAAP (in USD) (2)	Pro Forma Adjustments (Note 3)		New Amplify Pro Forma Condensed Combined
Net sales	$182,193	£62,376	£—	$87,588	$—		$269,781
Cost of goods sold	88,891	45,330	—	63,652	217	(a)	152,760

Gross profit	93,302	17,046	—	23,936	(217)		117,021
Operating expenses:
Sales and marketing	22,551	—	6,745	9,471	—		32,022
General and administrative	27,688	20,750	(6,745)	19,666	(11,317	)(b)(c)(d)(e)	36,037
Gain on change in fair value of contingent consideration	(505)	—	—	—	—		(505)

Total operating expenses	49,734	20,750	—	29,137	(11,317)		67,554

Operating income	43,568	(3,704)	—	(5,201)	11,000		49,467
Interest expense	11,788	—	15,528	21,804	(1,247	)(f)	32,345
Loss on extinguishment of debt	1,100	—	—	—	—		1,100
Other income	(4,221)	—	(3,546)	(4,979)	—		(9,200)
Financial income	—	(3,546)	3,546	—	—		—
Financial expenses	—	15,528	(15,528)	—	—		—

Income (loss) before income taxes	34,901	(15,686)	—	(22,026)	12,347		25,222
Income tax expense (benefit)	16,086	(48)	—	(67)	2,593	(g)	18,612

Net income (loss)	$18,815	£(15,638)	£—	$(21,959)	$9,754		$6,610

Earnings per share:
Basic	$0.25						$0.09

Diluted	$0.25						$0.08

Weighted average common shares outstanding:
Basic	75,032,287				1,863,153	(h)	76,895,440

Diluted	75,094,446				3,049,153	(h)	78,143,599

(1)	The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2016 includes the historical results of Tyrrells from December 25, 2015 to September 1, 2016 (the day prior to acquisition by Amplify). The Historical Amplify column includes historical results of Tyrrells from the date of acquisition by Amplify on September 2, 2016 to September 30, 2016.
(2)	Tyrells’ statement of operations for the interim period December 26, 2015 to September 1, 2016, converted from British pound sterling to U.S. dollars using an average exchange rate for the period presented of $1.40419 per pound.

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information

Notes to Unaudited Pro Forma Condensed Combined Financial Information

1.	Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information was prepared in accordance with U.S. GAAP and pursuant to SEC Regulation S-X Article 11, and presents the pro forma results of operations of the combined companies based upon the historical information after giving effect to the Transaction, the Refinancing and adjustments described in these notes. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2015 and the nine months ended September 30, 2016 are presented as if the Transaction and Refinancing had occurred on January 1, 2015.

The historical results of Amplify have been derived from its financial statements contained in its Annual Report on Form 10-K for the year ended December 31, 2015 and Amplify’s unaudited consolidated financial statements and related notes thereto contained in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2016. The historical results of Tyrrells for the year ended April 1, 2016 have been derived from its audited financial statements which have been included in Exhibit 99.2 to the Form 8-K/A.

The historical audited consolidated statement of operations of Tyrrells was prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”). As a result, Amplify’s management performed certain procedures for the purpose of identifying any material adjustments to reflect Tyrrells’ consolidated statements of operations on a U.S. GAAP basis, consistent with Amplify. Procedures performed by Amplify to identify material adjustments involved a review of Tyrrells’ significant accounting policies and discussions with Tyrrells’ management and subject matter experts. No material adjustments were identified.

Further, certain reclassifications have been reflected to conform Tyrrells’ historical presentation to Amplify’s in the unaudited pro forma condensed combined statements of operations. These reclassifications have no effect on previously reported income. Refer to Note 2 for further discussion on the nature of the adjustments.

Overview of the Accounting for the Acquisition

The business combination is reflected in the unaudited pro forma condensed combined financial information as being accounted for under the acquisition method in accordance with ASC 805, Business Combinations, with Amplify treated as the accounting acquirer. ASC 805 requires, among other things, that the assets acquired and liabilities assumed be recognized at their acquisition date fair values, with any excess of the consideration transferred over the estimated fair values of the identifiable net assets acquired recorded as goodwill. In addition, ASC 805 establishes that the common stock issued to effect the business combination be measured at the closing date of the business combination at the then current market price.

The preliminary purchase price of Tyrrells consists of the following items (in thousands):

Cash consideration (1)	$381,069
Equity consideration (2)	35,319

Total purchase price	$416,388

(1)	Cash consideration includes approximately $295.8 million paid to the Institutional Seller and the Management Sellers (collectively referred to as the “Sellers”) to acquire all of the outstanding equity interests of Tyrrells and approximately $85.3 million used to pay-off Tyrrells’ existing indebtedness at closing.
(2)	Equity consideration is based on the issuance of 2,083,689 shares of the Company’s common stock to the Sellers to acquire all of the outstanding equity interests of Tyrrells, based on the closing stock price of the Company’s common stock of $16.95 per share, on the acquisition date of September 2, 2016.

The following is a summary of the preliminary estimated fair values of the net assets acquired (in thousands):

Total estimated consideration transferred	$416,388

Cash and cash equivalents	15,451
Accounts receivables	21,690
Inventories	8,404
Prepaids	2,204
Other current assets	665
Property, plant and equipment	47,923
Intangible assets	286,167
Accounts payable and accrued expenses	(29,248)
Other liabilities	(5,274)
Deferred tax liability	(55,953)

Net assets acquired	292,029

Goodwill	$124,359

Under ASC 805, acquisition-related transaction costs and acquisition-related restructuring charges are not included as components of consideration transferred but are accounted for as expenses in the period in which the costs are incurred. For the nine months ended September 30, 2016, Amplify and Tyrrells incurred approximately $7.2 million and £5.3 million, or $7.5 million on a converted basis, respectively, of acquisition-related costs. These costs are considered to be directly related to the acquisition and are not expected to have a continuing impact and therefore have been excluded from the unaudited pro forma condensed combined statements of operations.

2.	Conforming Accounting Policies and Reclassification Adjustments

Amplify’s management performed certain procedures for the purpose of identifying any material differences in significant accounting policies between Amplify and Tyrrells, and any accounting adjustments that would be required in connection with adopting uniform policies. Procedures performed by Amplify to identify material adjustments involved a review of Tyrrells’ significant accounting policies, including those disclosed in Tyrrells’ Annual Report for the year ended April 1, 2016, and discussion with Tyrrells management regarding Tyrrells’ significant accounting policies.

Additionally, the historical consolidated statements of operations of Tyrrells presented herein have been adjusted by reclassifying certain line items in order to conform to Amplify’s financial statement presentation; these reclassifications are reflected in the column “Accounting Policies and Reclassifications.”

The reclassification adjustments on the unaudited pro forma condensed combined statements of operations pertain to the following:

•	General and administrative expenses have been split between sales and marketing expenses and general and administrative expenses based on the nature of activities and associated expenses;

•	Financial expenses have been reclassified to interest expense and loss on extinguishment of debt based on information disclosed in Note 5 from the audited financial statements which have been included in Exhibit 99.2 to the Form 8-K/A;

•	Financial income has been reclassified to other income based on information disclosed in Note 5 from the audited financial statements which have been included in Exhibit 99.2 to the Form 8-K/A.

3.	Pro Forma Adjustments

(a)	Cost of goods sold – Adjustment reflects the preliminary depreciation expense recorded in cost of goods sold of approximately $0.7 million and $0.2 million for the year ended December 31, 2015 and the nine months ended September 30, 2016, respectively, associated with the fair value of property, plant and equipment acquired in the Transaction.

The preliminary depreciation expense for property, plant and equipment acquired from Tyrrells is as follows (in thousands):

			Depreciation Expense
Property, Plant and Equipment	Estimated Weighted Average Useful Life (years)	Preliminary Fair Value	For the Year Ended December 31, 2015	For the Nine Months Ended September 30, 2016
Buildings and improvements	50	$5,072	$101	$76
Leasehold improvements	8.4	3,570	425	319
Machinery and equipment	10	36,498	3,650	2,737
Office furniture, equipment and vehicles	5	901	180	135
IT equipment	3	300	100	75
Land	Indefinite	908	—	—
Construction in progress	n/a	674	—	—

Total estimated preliminary fair value of property, plant and equipment		$47,923	4,456	3,342
Less: Tyrrells historical depreciation expense (converted to USD)			(3,808)	(3,183)

Pro forma adjustment to depreciation expense			$648	$159

(b)	General and administrative expenses – Adjustment reflects the preliminary depreciation expense recorded in general and administrative expenses of approximately $(43) thousand and $(58) thousand for the year ended December 31, 2015 and the nine months ended September 30, 2016, respectively, associated with the fair value of property, plant and equipment acquired in the Transaction. Refer to adjustment (a) above.

(c)	General and administrative expenses – Adjustment reflects the preliminary amortization expense recorded in general and administrative expenses of approximately $1.5 million and $0.1 million for the year ended December 31, 2015 and the nine months ended September 30, 2016, respectively, associated with the fair value of the identifiable intangible assets acquired in the Transaction.

The preliminary amortization expense for the intangible assets acquired from Tyrrells is as follows (in thousands):

			Amortization Expense
Intangible assets	Estimated Useful Life (years)	Preliminary Fair Value	For the Year Ended December 31, 2015	For the Nine Months Ended September 30, 2016
Customer relationships	15	$33,878	$2,258	$1,694
Trade names	Indefinite	252,289	—	—

Total estimated preliminary fair value of Intangible assets		$286,167	2,258	1,694
Less: Tyrrells historical amortization expense (converted to USD)			(727)	(1,577)

Pro forma adjustment to amortization of Intangible assets			$1,531	$117

(d)	General and administrative expenses – Adjustment reflects the removal of Transaction-related expenses of approximately $14.7 million incurred by Amplify and Tyrrells for the nine months ended September 30, 2016. These expenses are considered to be directly related to the Transaction and not expected to have a continuing impact on the Company.

(e)	General and administrative expenses – Adjustment reflects equity-based compensation expense of approximately $5.0 million and $3.4 million for the year ended December 31, 2015 and nine months ended September 30, 2016, respectively, associated with restricted stock unit (RSU) awards granted to certain Tyrrells’ employees in connection with the Transaction.

(f)	Interest expense – As discussed in the introductory paragraph, Amplify financed the cash portion of the Transaction consideration along with transaction-related fees and expenses with proceeds from a $600 million term loan. The pro forma adjustments to interest expense give effect to the Transaction and Refinancing as if they occurred on January 1, 2015. As a result, we removed the loss on extinguishment of debt for the year ended December 31, 2015, of approximately £2.2 million, or $3.3 million on a converted basis, associated with the refinancing of a Tyrrells’ credit facility that Amplify paid off in connection with closing the Transaction.

The interest expense for the new debt incurred in connection with the Transaction is as follows (in thousands):

			Interest Expense
Intangible assets	Effective Interest Rate	Principal Balance, Net of Original Issue Discount	For the Year Ended December 31, 2015	For the Nine Months Ended September 30, 2016
New Term Loans - $600 million	6.7%	$593,420	$40,152	$29,852
Amortization of new deferred financing costs			2,471	1,853
New Credit Facility – annual administrative fee			100	75

Total interest expense on new debt			42,723	31,780
Less: Amplify’s historical term loan interest expense			(11,157)	(10,678)
Less: Amplify’s historical amortization of deferred financing costs			(802)	(545)
Less: Tyrrells’ historical interest expense and amortization of deferred financing costs on indebtedness paid off in connection with closing the Transaction (converted to USD)			(20,421)	(21,804)

Pro forma adjustment to interest expense			$10,343	$(1,247)

(g)	Income tax expense (benefit) – Adjustment reflects the income tax impacts of the pro forma adjustments made to the pro forma consolidated statements of operations, whereby management estimated the tax rate at 21.0%, which approximates a blended statutory tax rate for the tax jurisdictions where the certain assets acquired and liabilities assumed reside.

(h)	Basic and diluted weighted-average common shares outstanding – We made the following adjustments to basic and diluted weighted-average common shares outstanding to reflect the Transaction as if it had occurred on January 1, 2015 (in shares):

	Year Ended December 31, 2015	Nine Months Ended September 30, 2016
Amplify common shares issued as partial consideration in connection with Transaction	2,083,689	2,083,689
Less: weighted-average common shares outstanding for the nine months ended September 30, 2016 related to issuance of Amplify common shares as partial consideration in connection with Transaction	—	(220,536)

Pro forma adjustment - basic	2,083,689	1,863,153
Restricted stock unit (RSU) awards granted to certain Tyrrells’ employees in connection with Transaction	1,186,000	1,186,000

Pro forma adjustment - diluted	3,269,689	3,049,153